UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006


                              Analog Devices, Inc.
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             (Exact name of registrant as specified in its charter)


         Massachusetts                  1-7819                   04-2348234
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 (State or other jurisdiction         (Commission               (IRS Employer
        of incorporation              File Number)           Identification No.)


     One Technology Way, Norwood, MA                                02062
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 (Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (781) 329-4700


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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On December 7, 2006, Analog Devices, Inc. (the "Company") announced that its Board of Directors increased the Company's quarterly dividend to $0.18 per outstanding share of common stock, commencing with the expected dividend payable in March 2007. Quarterly dividends will continue at $0.18 per share, subject to declaration or change by the Board. As previously announced, the Company will pay a quarterly dividend of $0.16 per share on December 13, 2006. The Company also announced that the Board of Directors authorized the repurchase by the Company of an additional $1 billion of the Company's common stock. A copy of the Company's press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.    Description
-----------    -----------

99.1           Press release dated December 7, 2006


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


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 7, 2006                       ANALOG DEVICES, INC.

                                             By: /s/ Margaret K. Seif
                                                 -------------------------------
                                                 Margaret K. Seif
                                                 Vice President, General Counsel
                                                 and Secretary


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


                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

99.1           Press release dated December 7, 2006


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